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EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in i) the Registration Statement (Form S-8 No. 333-64331) pertaining to the 1998 Stock Option Plan of EXCO Resources, Inc. and ii) the Registration Statement (Form S-2/A on Form S-3 No. 333-49135) pertaining to the Resale of Securities of our report dated February 26, 1999, with respect to the financial statements of EXCO Resources, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1998.


                                        /s/ Ernst & Young LLP

Dallas, Texas

March 15, 1999